Exhibit 1.1

Execution Version

7,058,824 Shares Common Stock

Corvus Pharmaceuticals, Inc.

UNDERWRITING AGREEMENT

March 8, 2018

CREDIT SUISSE SECURITIES (USA) LLC

JEFFERIES LLC,

As Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue,

New York, N.Y. 10010-3629

c/o Jefferies LLC,

520 Madison Avenue

New York, N.Y. 10022

Dear Sirs:

1.  Introductory. Corvus Pharmaceuticals, Inc., a Delaware corporation (“Company”), agrees with the several Underwriters named in Schedule A hereto (“Underwriters”), for whom Credit Suisse Securities (USA) LLC and Jefferies LLC are acting as representatives (“Representatives”), to issue and sell to the several Underwriters 7,058,824 shares (“Firm Securities”) of its common stock, par value $0.0001 per share (“Securities”) and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,058,823 additional shares (“Optional Securities”) of its Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

2.  Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a)  Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-217102), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act.  The “Registration Statement” at any particular time means such registration statement, in the form then on file with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such Registration Statement, that in any case has not then been superseded or modified.

As of the time of execution and delivery of this Agreement, the Registration Statement has been declared effective under the Act and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Registration Statement.  The effective date of the Registration Statement was not earlier than the date three years before the date of this Agreement.

For purposes of this Agreement:

“430B Information”, with respect to any registration statement, means information included in a prospectus and then deemed to be a part of such registration statement pursuant to

Rule 430B(e) or retroactively deemed to be a part of such registration statement pursuant to Rule 430B(f).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 8:35 am (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B-1 to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430B Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430B.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of The NASDAQ Stock Market LLC (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including any 430B Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b)  Compliance with Securities Act Requirements. (i) (A)  At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on each Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) (A) on its date, (B) at the time of filing of the Final Prospectus pursuant to Rule 424(b), and (C) on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof. The Company meets the requirements for use of Form S-3 under the Act.

(c)  Ineligible Issuer Status. (i)  At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii)  at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(d)  General Disclosure Package. As of the Applicable Time, none of (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, if any, the preliminary prospectus supplement, dated March 7, 2018, including the base prospectus dated June 9, 2017 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B-1 to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package or (iii) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communications, made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(e)  Incorporated Documents. The documents incorporated by reference in the Registration Statement and the General Disclosure Package, when they were filed or became effective with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the General Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)  Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus and prior to the Closing Date there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i)  the Company has promptly notified or will promptly notify the Representatives and (ii)  the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The preceding sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(g)  Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing in such other jurisdictions would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(h)  Subsidiaries. Each subsidiary of the Company has been duly incorporated and is existing and in good standing under the laws of the jurisdictions of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing in such other jurisdictions would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(i)  Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform in all material respects to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Offered Securities that have not been duly waived or satisfied; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

(j)  No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(k)  Registration Rights. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 hereof.

(l)  Listing. The Offered Securities have been approved for listing on the NASDAQ Global Market, subject to notice of issuance.

(m)  Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company, except such as have been obtained, or made and such as may be required under state securities laws or the Financial Industry Regulatory Authority (“FINRA”).

(n)  Title to Property. Except as disclosed in the General Disclosure Package and the Final Prospectus or as would not reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries have good and marketable title to all personal property and assets owned by them, in each case free from liens, charges, encumbrances and defects, and the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them. Neither the Company nor any of its subsidiaries own any real property.

(o)  Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or bylaws of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except in the case of each of clauses (ii) and (iii), where such breaches, violations, defaults, liens, charges or encumbrances would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(p)  Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter or bylaws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(q)  Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(r)  Possession of Licenses and Permits. Except in such cases that would not reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them, including, without limitation, from the U.S. Food and Drug Administration (“FDA”) and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company and or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)  Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(t)  Intellectual Property. Except as would not reasonably be expected to have a Material Adverse Effect or as otherwise expressly disclosed in the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries own or have obtained valid and enforceable licenses for, or otherwise have the right to use, all patents, patent applications, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademark registrations and applications for registration, service marks, trade names, domain names, and other similar intellectual property or proprietary rights, whether or not registered (including all goodwill associated with the foregoing, as applicable) (collectively, “Intellectual Property Rights”) necessary and material to the conduct of the business now conducted by them. To the Company’s knowledge the conduct of the business of the Company and its subsidiaries has not conflicted with, infringed, misappropriated or otherwise violated any Intellectual Property Rights of any third party. Except as expressly disclosed in the General Disclosure Package and the Final Prospectus: (i)  there are no claims asserted in writing by third parties to ownership of any of the Intellectual Property Rights owned by the Company or any of its subsidiaries; (ii)  to the Company’s knowledge, all issued patents contained within the Intellectual Property Rights owned or licensed by the Company or any of its subsidiaries are valid and enforceable, solely owned or licensed by the

Company or its subsidiaries and, to the extent owned, are owned free and clear of all liens and encumbrances; (iii)  to the Company’s knowledge, without any duty to conduct a special search, there is no material infringement, misappropriation, breach, default or other violation by any third party of any of the Intellectual Property Rights owned by or licensed to the Company or any of its subsidiaries; (iv)  there is no pending or, to the Company’s knowledge, without any duty to conduct a special search, threatened action, suit, proceeding or claim by others challenging the rights of the Company or any of its subsidiaries in or to the Intellectual Property Rights owned by or licensed to the Company or any of its subsidiaries; (v)  there is no pending or, to the Company’s knowledge, without any duty to conduct a special search, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights; (vi)  there is no pending or, to the Company’s knowledge, without any duty to conduct a special search, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vii)  none of the Intellectual Property Rights used by the Company or any of its subsidiaries in their respective businesses has been obtained or is being used by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries, except in each case covered by clauses (i) — (vii) such as would not, if determined adversely to the Company and its subsidiaries, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u)  Environmental Laws. Except as disclosed in the General Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), the Company and its subsidiaries do not own or operate any real property contaminated with any substance that is subject to any environmental laws, are not liable for any off-site disposal or contamination pursuant to any environmental laws, and are not subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(v)  Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders”, “Description of Capital Stock”, “Business—Regulation”, “Business—Intellectual property”, “Risk Factors—Risks Related to Our Intellectual Property” and “Risk Factors—Risks related to Commercialization of Our Product Candidates”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects and present the information required to be shown in all material respects.

(w)  Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities; provided, that no representation is made in this subsection with respect to the actions of the Underwriters.

(x)  Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus, the General Disclosure Package or any Written Testing-the-Waters Communications is based on or derived from sources that the Company believes to be reliable and accurate.

(y)  Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package and the Final Prospectus, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with the applicable provisions of Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of “internal controls over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act), including, but not limited to, disclosure controls and procedures and internal controls over accounting matters and financial reporting and legal and regulatory compliance controls (collectively, “Internal Controls”) comply with the Securities Laws (to the extent applicable) and are sufficient to provide reasonable assurances that (i)  transactions are executed in accordance with management’s general or specific authorizations, (ii)  transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) and to maintain accountability for assets, (iii)  access to assets is permitted only in accordance with management’s general or specific authorization and (iv)  the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Except as disclosed to the Underwriters, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a “significant deficiency”, “material weakness” (each as defined in Rule 12b-2 of the Exchange Act), adverse change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), or any violation of, or failure to comply with, the Securities Laws, which, if determined adversely, would have a Material Adverse Effect.

(z)  Litigation. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including, to the Company’s knowledge, any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including, to the Company’s knowledge, any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

(aa)  Financial Statements. The financial statements included in each Registration Statement, the General Disclosure Package and the Final Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP, applied on a consistent basis.

(bb)  Auditor Independence. PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(cc)  No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package and the Final Prospectus (i)  there has been no change, nor any development or event involving a prospective change, that would reasonably be expected to result in a Material Adverse Effect , (ii)  except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii)  except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(dd)  Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ee)  Ratings.  The Company does not have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating agency” (as defined in Section 3(a)(62) of the Exchange Act).

(gg)  Compliance. Neither the Company, nor any of its subsidiaries, nor any of its officers or directors, nor, to the Company’s knowledge, any affiliate, employee, agent or representative of the Company or any of its subsidiaries or of any of its affiliates, has violated any of the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended or any other law, rule or regulation of similar purpose and scope, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder. The Company’s participation in the offering will not violate any of the foregoing laws and the Company and its subsidiaries have instituted and maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with such laws.

(hh)  FDA. The Company has operated and currently is in compliance with all applicable rules, regulations and policies of the FDA, except where the failure to so operate or be in compliance would not reasonably be expected to have a Material Adverse Effect.

(ii)  Clinical Trials. Any clinical trials and human studies conducted by the Company and, to the knowledge of the Company, any clinical trials and human studies conducted on behalf of the Company or in which the Company has participated, with respect to the Company’s product candidates, were, and if still pending are, being conducted in accordance with all applicable rules, regulations and policies of the FDA and comparable regulatory agencies outside of the United States to which the Company is subject and current Good Clinical Practices and Good Laboratory

Practices, except where the failure to be so conducted would not reasonably be expected to have a Material Adverse Effect.

(jj)  Taxes. The Company has filed all federal, state, local and non-U.S. tax returns that are required to be filed through the date of this Agreement or have obtained extensions thereof (except in any case in which the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid thereon, including any assessments, fines or penalties related thereto (except for any such taxes, assessments, fines or penalties being contested in good faith for which reserves required by GAAP have been created in the financial statements of the Company, or, except in any case in which the failure to file or pay would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect); and no tax deficiency has been determined adversely to the Company which has had (nor does the Company have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company and which would reasonably be expected to have) a Material Adverse Effect.

(kk)  Insurance. The Company is insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for similarly sized companies in the businesses in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company or its business, assets, employees, officers and directors are in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus; and the Company will obtain directors’ and officers’ insurance in such amounts as is customary for an initial public offering.

3.  Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $7.99 per share, the respective number of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to Credit Suisse Securities (USA) LLC (“Credit Suisse”) drawn to the order of the Company at the office of Davis Polk & Wardwell LLP in Menlo Park, at 10:00 A.M., New York time, on March 12, 2018, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the office of Davis Polk & Wardwell LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time during the 30-day period following the date of the Final Prospectus and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but, except as otherwise mutually agreed between the Company and the Representatives, shall be not less than two full business days nor later than five full business days after written notice of election to purchase Optional Securities is given, unless the Optional Closing Date is the First Closing Date, in which case the Optional Closing Date may occur no sooner than one business day after written notice of election is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at the office of Davis Polk & Wardwell LLP in Menlo Park. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the office of Davis Polk & Wardwell LLP at a reasonable time in advance of such Optional Closing Date.

4.  Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.  The Company and the Underwriters agree that the Underwriters may engage in passive market making transactions in the Offered Securities on The NASDAQ Global Market in accordance with Regulation M under the Exchange Act.

5.  Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a)  Additional Filings. The Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with Rule 424(b) not later than the second business day following the execution and delivery of this Agreement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing.

(b)  Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Registration Statement or any Statutory Prospectus at any time prior to the later of (i) completion of the distribution of the Offered Securities within the meaning of the Act and (ii) completion of the Lock-Up Period and will not effect such amendment or supplement without the Representatives’ consent, which consent shall not be unreasonably delayed or withheld; and the Company will also advise the Representatives promptly of (i)   any amendment or supplement of a Registration Statement or any Statutory Prospectus, (ii)  any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii)  the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (iv)  the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)  Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)  Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Securities Act and (b) completion of the 90-day restricted period referred to in Section 5(m) hereof.

(e)  Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(f)  Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement, each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., Eastern time, on the second business day following the execution and delivery of this Agreement, unless otherwise agreed by the Company and the Representatives. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(g)  Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under (or obtain exemption from the application of) the laws of such jurisdictions as the Representatives reasonably designate and will continue such qualifications and exemptions in effect so long as required for the distribution, provided that the Company will not be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or file a general consent to service of process in any such jurisdiction or take any action that would subject it to taxation in any such jurisdiction where it is not then so subject.

(h)  Testing-the-Waters. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(i)  Reporting Requirements. During the period expiring on the date that is two years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i)  as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii)  from time to time, such other non-confidential information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (or any successor system), it is not required to furnish such reports or statements to the Underwriters.

(j)  Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to (i) any filing fees and other expenses (including reasonably incurred and documented fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate, (ii) the preparation and printing of memoranda relating thereto, costs and expenses related to the review by FINRA of the Offered Securities (including filing fees and the reasonably incurred and documented fees and expenses of counsel for the Underwriters relating to such review up to $20,000), (iii) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and (iv) any other expenses of the Company, fees and expenses incident to listing the Offered Securities on the NASDAQ Global Market, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(k)  Use of Proceeds. The Company will use the net proceeds received in connection with the offering of the Offered Securities in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any Underwriter or affiliate of any Underwriter.

(l)  Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities; provided, that no agreement is made in this subsection with respect to the actions of the Underwriters.

(m)  Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i)  offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii)  offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii)  enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv)  establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v)  file with the Commission a registration statement under the Act relating to Lock-Up Securities (other than registration statements on Form S-8 relating to Lock-Up Securities granted or to be granted pursuant to the terms of a plan disclosed in the General Disclosure Package), or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except, with respect to each of clauses (i) through (v), for (A) grants of employee stock options or other equity-based awards pursuant to the terms of a plan disclosed in the General Disclosure Package, (B) issuances of Lock-Up Securities pursuant to the exercise of such options or other equity-based awards, (C) issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities (including cashless or “net” exercises) or the exercise of options or vesting of restricted stock, in each case, outstanding on the date hereof, (D) the sale or issuance of Lock-Up Securities in connection with a debt or credit financing facility or equipment leasing arrangement, (E) the sale or issuance of or entry into an agreement to sell or issue Lock-Up Securities in connection with any (1) mergers, (2) acquisition of securities, businesses, property or other assets, (3) joint ventures or (4) collaborations, licensing or strategic alliances; provided, that the aggregate number of shares of Securities (on as-converted or as-exercised basis, as the case may be) that the Company may sell or issue or agree to sell or issue pursuant to clauses (D) or (E) in this Section 5(m), in each case, shall not exceed 5% of the total number of shares of the Company’s Securities issued and outstanding immediately following the completion of the transaction contemplated by this Agreement, or (F) the issuance of the Offered Securities; provided, that in the case of clauses (D) and (E), the recipients of such Lock-Up Securities agree to (x) be bound by a lockup letter in the form executed by directors, officers and stockholders pursuant to Section 7(h) hereof and (y) enter stop transfer instructions for the Company’s transfer agent and registrar on such securities, which the Company agrees it will not waive or amend without the prior written consent of the Representatives. The Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Representatives consent to in writing.

6.  Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.  Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)  Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of PricewaterhouseCoopers LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance satisfactory to the Representatives (except that, in any letter dated a Closing Date, the specified date referred to in such letter hereto shall be a date no more than three days prior to such Closing Date).

(b)  Effectiveness of Registration Statement. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be threatened by the Commission.

(c)  No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i)  any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii)   any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii)  any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the NASDAQ Global Market, or any setting of minimum or maximum prices for trading on such exchange; (iv)  or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v)  any banking moratorium declared by any U.S. federal or New York authorities; (vi)  any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (vii)  any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)  Opinion of Counsel for Company. The Representatives shall have received an opinion and a negative assurance letter, and an opinion as to certain tax matters, each dated such Closing Date, of Latham & Watkins LLP, counsel for the Company, in form and substance agreed upon between the parties (with appropriate modification to the date and number of Securities for any opinion or negative assurance letter delivered on any Optional Closing Date), together with signed or reproduced copies of such letters for each of the other Underwriters.

(e)  Opinion of Intellectual Property Counsel for Company. The Representatives shall have received an opinion and a negative assurance letter, each dated such Closing Date, of Mintz Levin Cohn Ferris Glovsky and Popeo PC, intellectual property counsel for the Company, in form and substance agreed upon between the parties.

(f)  Opinion of Counsel for Underwriters. The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions and a negative assurance letter, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)  Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in their capacities as officers of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Final Prospectus or as described in such certificate.

(h)  Lock-up Agreements. On or prior to the date hereof, the Representatives shall have received lock-up agreements in substantially the form set forth on Exhibit A hereto from each of the executive officers, directors and holders of the outstanding equity securities of the Company set forth on Annex I to Exhibit A.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. Credit Suisse may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.  Indemnification and Contribution.

(a)  Indemnification of Underwriters. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)  Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the following information in the “Underwriting” section of the Final Prospectus furnished on behalf of each Underwriter: the fifth paragraph (beginning “The underwriters propose.”), and thirteenth paragraph (beginning “In connection with the offering, the underwriters may engage in stabilizing transactions…”).

(c)  Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)  Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.  Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.  Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than because of the termination of this Agreement pursuant to Section 9 hereof or as a result of any event set forth in Section 7(c)(ii), (iii), (v), (vi) or (vii), the Company will reimburse the Underwriters for all reasonably incurred and documented out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.  Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, c/o Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 863 Mitten Road, Suite 102, Burlingame, California 94010; Attention: Chief Financial Officer, with a copy to (which copy shall not constitute notice), Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025; Attention: Alan C. Mendelson, Esq.; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.  Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

14.  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.  Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)  No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company on other matters;

(b)  Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)  Absence of Obligation to Disclose. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)  Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16.  Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

17.  Waiver of Jury Trial. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

CORVUS PHARMACEUTICALS, INC.

By:	/s/ Leiv Lea
Name: Leiv Lea
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Jordan Bliss
Name: Jordan Bliss
Title: Managing Director

JEFFERIES LLC

By:	/s/ Michael Brinkman
Name: Michael Brinkman
Title: Managing Director

Acting on behalf of themselves and as the Representatives of the several Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Number of Firm Securities
Credit Suisse Securities (USA) LLC	2,329,412
Jefferies LLC	2,188,235
Guggenheim Securities LLC	1,411,765
Wedbush Securities Inc.	1,129,412
Total	7,058,824

SCHEDULE B-1

1.              General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1. None.

2.              Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1. The initial price to the public of the Offered Securities shall be $8.50.

2. The Company is selling 7,058,824 shares of Common Stock.

3.  The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,058,823 shares of Common Stock.

SCHEDULE B-2

Written Testing-the-Waters Communications

None

Exhibit A

Form of Lock-up

Date:

Corvus Pharmaceuticals, Inc.

863 Mitten Road Suite 102

Burlingame, CA 94010

CREDIT SUISSE SECURITIES (USA) LLC

JEFFERIES LLC

As Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue

New York, N.Y. 10010-3629

c/o Jefferies LLC

520 Madison Avenue
New York, New York 10022

Dear Sirs:

As an inducement to the Underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering (“Offering”) will be made of the common stock, par value $0.0001 (the “Securities”) of Corvus Pharmaceuticals, Inc. (the “Company”), the undersigned hereby agrees that during the period commencing on the date of this Lock-Up Agreement (this “Lock-Up Agreement”) and ending 90 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC and Jefferies LLC (together the “Representatives”), in each case, other than (A) transfers of Securities or other securities as a bona fide gift or gifts or by testate succession or intestate distribution, (B) any Securities acquired by the undersigned in the Offering or on the open market following the Offering, (C) the exercise of stock options or other similar awards granted pursuant to the Company’s equity incentive plans, provided that such restriction shall apply to any of the Securities issued to the undersigned upon such exercise, (D) any Securities or other securities that are transferred to the Company for the primary purpose of satisfying any tax or other governmental withholding obligation, through cashless surrender or otherwise, with respect to any award of equity-based compensation granted pursuant to the Company’s equity incentive plans or in connection with tax or other obligations as a result of testate succession or intestate distribution, (E) the establishment or amendment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (such a contract, instruction or plan, a “Plan”), provided that no sales of the undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period referred to above, (F) the sale or transfer of Securities or any security convertible into Securities pursuant to a Plan in effect and disclosed to the Representatives prior to the execution of this Agreement by the undersigned (such Plan, an “Existing Plan”), provided, that if the undersigned reports any such sale or transfer on Form 4 under Section 16(a) of the Exchange Act, the undersigned shall cause such Form 4 to include a statement that such transfer was effected pursuant to an Existing Plan that was in effect on the date that the undersigned executed this Letter Agreement, (G) transfers not involving a disposition for value to a member or members of the undersigned’s family or to a trust, the direct or indirect beneficiaries of which are the undersigned and/or a member or members of his or her family, (H) transfers or dispositions of the Undersigned’s Securities by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned, (I) distributions not involving a disposition for value of Securities or other securities to members, partners or stockholders of the undersigned or to any corporation, partnership or other person or entity that is a direct or indirect affiliate of the undersigned (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as the undersigned or who shares a common investment advisor with the undersigned), (J) the transfer or disposition of the undersigned’s Securities or other securities that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, (K) if the undersigned is an investment company registered under the Investment Company Act of 1940, as amended (a “Mutual Fund”), transfers of the undersigned’s Securities pursuant to a merger or reorganization with or into another Mutual Fund that shares the same investment adviser registered pursuant to the requirements of the Investment Advisers Act of 1940, as amended and (L) the transfer of the undersigned’s Securities or other securities to the Company pursuant to any contractual arrangement in effect on the date of this Lock-Up Agreement that provides for the repurchase of the undersigned’s Securities or such other securities by the Company or in connection with the termination of the undersigned’s employment or other service relationship with the Company; provided that in the case of any transfer or distribution pursuant to clause (A), (G), (H), (I), (J) or (K), each donee, distributee or transferee shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (A), (B), (D), (E), or (G) through (J), no filing by any party (donor, donee, transferor or transferee) under Section 16 of the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Lock-Up Period referred to above and other than disclosures required by Form 13F, Schedule 13D or Schedule 13G that are not (x) triggered by a specific transaction and (y) required to be filed during the Lock-Up Period).  In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

In the event that any of the restrictions set forth in this Lock-Up Agreement or in any similar letter agreement shall be waived or terminated with respect to any of the securities of any Holder (as defined in the Amended and Restated Investors’ Rights Agreement dated September 16, 2015, by and among the Company and the investors listed on Exhibit A thereto), officer, director or holder of more than one percent of the Company’s outstanding Securities (in any such case, the “Released Securities”), the same percentage of securities of each Holder as the percentage the Released Securities represent with respect to the Securities held by the applicable Holder, officer, director or holder of more than one percent of the Company’s outstanding Securities shall be waived or terminated on the same terms (the “Pro Rata Release”), as applicable; provided, however, that in the case of a waiver or termination from the restrictions described herein during the Lock-Up Period in connection with an underwritten public offering of the Securities, whether or not such offering or sale is wholly or partially a secondary offering, such waiver or termination shall only apply with respect to the undersigned’s participation in such offering or sale (provided that the conditions of the following paragraph are satisfied). The provisions of this paragraph will not apply unless and until the Representatives on behalf of the Underwriters have waived or terminated the restrictions set forth in this Lock-Up Agreement with respect to Securities subject to this Lock-Up Agreement or a similar letter agreement having an aggregate value of $2,000,000 or more.

Notwithstanding any other provisions of this Lock-Up Agreement, no waiver or termination will trigger the Pro Rata Release if such waiver or termination, in full or in part, is in connection with any follow on underwritten public offering, whether or not such offering or sale is wholly or partially a secondary offering of the Securities during the Lock-Up Period, so long as the undersigned, to the extent the undersigned has a contractual right to demand or require the registration of the undersigned’s Securities or otherwise “Piggyback” on a registration statement filed by the Company for the offer and sale of Securities, is offered the opportunity to participate on a pro rata basis in such follow-on offering on pricing terms that are no less favorable than the terms of such follow-on offering, and in the event the Representatives make the determination to cut back the number of securities to be sold by all selling stockholders in the follow-on offering, such cut back shall be applied to the undersigned on a consistent basis.

The restrictions contained herein shall not apply to any transfers, sales, tenders or other dispositions of Securities or any security convertible into or exercisable or exchangeable for Securities pursuant to a bona fide third party tender offer made to all holders of the Company’s common stock or a merger, amalgamation, consolidation or other similar transaction, in each case that is approved by the Board of Directors of the Company and that is on substantially the same terms for holders of at least 50.1% of the outstanding common stock of the Company, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% of total voting power of the voting stock of the Company (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Securities or other such securities in connection with such transaction, or vote any Securities or other such securities in favor of any such transaction); provided that if such tender offer, merger, amalgamation, consolidation or other similar transaction is not completed, any Securities or any security convertible into or exercisable or exchangeable for Securities subject to this Lock-Up Agreement shall remain subject to the restrictions contained in this Lock-Up Agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

In the event that either of the Representatives withdraws from or declines to participate in the Offering, all references to the Representatives contained in this agreement shall be deemed to refer to the sole Representative that continues to participate in the Offering (the “Sole Representative”), and, in such event, any written consent, waiver or notice given or delivered in connection with this agreement by the Sole Representative shall be deemed to be sufficient and effective for all purposes under this Agreement.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Lock-Up Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before April 30, 2018.  The undersigned understands that (i) on April 30, 2018 if the Public Offering Date shall not have occurred, (ii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, (iii) if the Representatives, on the one hand, or the Company, on the other hand, informs the other, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering or (iv) the registration statement related to the Offering has been completely withdrawn prior to the closing of the Offering, the undersigned shall be released from all obligations under this Lock-Up Agreement.  This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws principles thereof.

[Signature page follows]

Very truly yours,

IF AN INDIVIDUAL:	IF AN ENTITY:

By:
(duly authorized signature)	(please print complete name of entity)

Name:	By:
(please print full name)	(duly authorized signature)

Name:
(please print full name)

Email Address:	Email Address:

Address:	Address:

[Signature Page to Lock-Up Agreement]

Annex I

Orbimed Private Investments V, L.P.

Novo A/S

Adams Street Partners, LLC

Adams Street 2011 Direct Fund LP

Adams Street 2012 Direct Fund LP

Adams Street 2013 Direct Fund LP

Adams Street 2014 Direct Fund LP

Richard A. Miller, M.D.

Ian T. Clark

Elisha P. (Terry) Gould III

Steve E. Krognes

Peter W. Moldt, PhD

Scott W. Morrison

Peter Thompson, M.D.

Leiv Lea

Daniel W. Hunt

Joseph J. Buggy